UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8/A

Amendment No. 1

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) or (g) OF

THE SECURITIES EXCHANGE ACT OF 1934

ABRDN FUNDS

(Exact name of registrant as specified in its charter)

State of Delaware	See Below
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

1900 Market Street, Suite 200

Philadelphia, PA 19103

(Address of principal executive offices)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be Registered	Exchange	I.R.S. Employer Identification Number
abrdn International Small Cap Active ETF, no par value	The Nasdaq Stock Market LLC	31-1594448
abrdn Ultra Short Municipal Income Active ETF, no par value	The Nasdaq Stock Market LLC	13-3904202

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates: 333-146680

Securities to be registered pursuant to Section 12(g) of the Exchange Act: None.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

abrdn Funds (the “Registrant”) previously filed a Registration Statement on Form 8-A on October 10, 2025 with the U.S. Securities and Exchange Commission (the “Prior Form 8-A”) with respect to abrdn International Small Cap Active ETF and abrdn Ultra Short Municipal Income Active ETF, each a series of the Registrant. This Amendment No. 1 to the Prior Form 8-A is being filed by the Registrant for the sole purpose of replacing “The Nasdaq Stock Market” and “NASDAQ” with its proper legal name “The Nasdaq Stock Market LLC.”

Item 1.	Description of Registrant’s Securities to be Registered.

A description of the shares of beneficial interest, without par value, of abrdn International Small Cap Active ETF and abrdn Ultra Short Municipal Income Active ETF, each a series of abrdn Funds (the “Trust”) to be registered hereunder, is set forth in Post-Effective Amendment No. 130 to the Trust’s Registration Statement on Form N-1A under the Securities Act of 1933, as amended (the “Securities Act”) (Commission File Nos. 333-146680; 811-22132) filed on August 4, 2025 and Post-Effective Amendment No. 131 to the Trust’s Registration Statement on Form N-1A under the Securities Act (Commission File Nos. 333-146680; 811-22132) filed on August 5, 2025, respectively, which description is incorporated herein by reference as filed with the Securities and Exchange Commission. Any form of amendment or supplement to the registration statement that is subsequently filed is hereby also incorporated by reference herein.

Item 2.	Exhibits.

1. The Trust’s Second Amended and Restated Agreement and Declaration of Trust is incorporated by reference to Exhibit 1(a) to the Trust’s Registration Statement on Form N-14 as filed on September 18, 2024 (Accession Number 0001104659-24-100996).

2. The Trust’s Amended and Restated By-Laws are incorporated by reference to Pre-Effective Amendment No. 1 to the Trust’s Registration Statement on Form N-1A as filed on January 18, 2008 (Accession Number 0001386893-08-000026).

3. The Trust’s Certificate of Trust, as filed with the Office of the Secretary of State of the State of Delaware on September 27, 2007, is incorporated by reference to the Registrant’s Registration Statement on Form N-1A as filed on October 12, 2007 (Accession Number 0001137439-07-000471).

4. The Trust’s Amended Certificate of Trust is incorporated by reference to Exhibit EX-99.a.2 of Post-Effective Amendment No. 118 filed on February 29, 2024 (Accession No. 0001133228-24-001590).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized, as of this 16th day of October, 2025.

abrdn Funds

By:	/s/ Alan Goodson
Name:	Alan Goodson
Title:	President and Chief Executive Officer